--------------------------------------------------------------------------------
|  THE               WORLDWIDE SECURITIES PROCESSING SERVICES                  |
| BANK OF                                                                      |
|   NEW                                                                        |
|  YORK                                                                        |
--------------------------------------------------------------------------------

                          DOMESTIC CUSTODY FEE SCHEDULE
                                     FOR THE
                               BARON SELECT FUNDS
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I


SAFEKEEPING/INCOME COLLECTION/ALL REPORTING/DTC-ID  AFFIRMATIONS/TRANSMISSION OF
--------------------------------------------------------------------------------
POSITION
--------

1/4 basis point, per annum, on the gross net asset value of the portfolios' aggregate securities including the value of the unsettled short security positions.

CASH RESERVE AND INTEREST ON OVERDRAFTS
---------------------------------------

Cash Reserve is a Demand Cash Account of The Bank of New York. On a daily basis, available balances are automatically swept into the Cash Reserve as the last transaction of the evening for the exact dollar amount available for investment. Earnings are indexed to The Bank of New York cost of funds and overdrafts, are computed at 1% above the Federal Funds rate on the day of the overdraft. If overdraft charges exceed income, the bank will debit the account for the overdraft expense. If interest income for the Fund exceeds overdraft charges, the income (accrued daily) will be credited by the third business day of the following month.

SECURITY TRANSACTION CHARGES/PAYDOWNS
-------------------------------------

$ 6     Book-Entry Settlements/Paydowns-DTC/FRB/PTC
$15     Physical Settlement Transactions, Options and Futures
$25     Euro C/D's

FEDERAL FUNDS WIRES/OFFICIAL CHECKS
-----------------------------------

$ 5 For wires not related to securities transactions and checks requested to pay your corporate expenses.

        NOTE: These transaction fees assume automate trade instructions. Manual instructions will result in a surcharge of $10 per instruction.

OUT-OF-POCKET EXPENSES
----------------------

Out-of-Pocket expenses traditionally include, but are not limited to, Federal Reserve charges, postage and insurance on physical transfer items, attendance at closing/telecommunication charges, etc. These expenses will be billed to the Fund at cost, not mark-up.

--------------------------------------------------------------------------------
|  THE               WORLDWIDE SECURITIES PROCESSING SERVICES                  |
| BANK OF                                                                      |
|   NEW                                                                        |
|  YORK                                                                        |
--------------------------------------------------------------------------------

                          DOMESTIC CUSTODY FEE SCHEDULE
                                     FOR THE
                               BARON SELECT FUNDS
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I


MINIMUM FEE
-----------

Minimum monthly fee of $500.00 per portfolio.


BILLING CYCLE
-------------

The above fees will be billed on a monthly basis.








BARON SELECT FUNDS                           THE BANK OF NEW YORK
------------------                           --------------------




Accepted by: /s/ Peggy Wong                  Accepted by: /s/ Edward G. McGann
            ----------------------------                 -----------------------

      Title:     Chief Financial Officer           Title:     Vice President
            ----------------------------                 -----------------------
       Date:     April 24, 2003                     Date:     April 23, 2003
            ----------------------------                 -----------------------

--------------------------------------------------------------------------------
|  THE               WORLDWIDE SECURITIES PROCESSING SERVICES                  |
| BANK OF                                                                      |
|   NEW                                                                        |
|  YORK                                                                        |
--------------------------------------------------------------------------------

                                   SCHEDULE I
                                     FOR THE
                               BARON SELECT FUNDS
                                   PORTFOLIOS

                           DATED AS OF APRIL 15, 2003




BARON SELECT FUNDS
------------------
Baron Partners Fund